UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street	10019
New York, New York	(Zip Code)
(Address of principal executive offices)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities

As of October 1, 2026, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (“Class I Common Shares”) (with the final number of shares being determined on October 20, 2026) to feeder vehicles primarily created to hold the Fund’s Class I Common Shares. The offer and sale of these Class I Common Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of October 1, 2026 (number of shares finalized on October 20, 2026)	469,341	$11,160,167

Item 7.01. Regulation FD Disclosures

October 2026 Distributions

On October 20, 2026, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1800	$0.0000	$0.1800
Class S Common Shares	$0.1800	$0.0172	$0.1628
Class D Common Shares	$0.1800	$0.0050	$0.1750

The distributions for each class of Shares are payable to shareholders of record as of the open of business on October 31, 2026 and will be paid on or around November 27, 2026. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of September 30, 2026, unless otherwise noted)

For the month ended September 30, 2026, the Fund’s net asset value (“NAV”) per share was $23.78, compared to $23.84 as of August 31, 2026. The Fund’s 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date returns through September 30, 2026 for Class I Common Shares were 0.51%, 2.06%, 4.23%, 6.05%, 8.72% and 8.13%, respectively (inception date was January 7, 2022).1 As of October 20, 2026, the Fund’s annualized distribution rate for Class I Common Shares, including the distribution declared on October 20, 2026, was 9.08%.2

During the quarter ended September 30, 2026, ADS originated approximately $1.6 billion of private debt investments, with a focus on large cap issuers. The Fund’s new directly originated investments had a weighted average spread of 486 basis points. During the quarter ended September 30, 2026, approximately 100% of the Fund’s new directly originated investments funded were first lien and approximately 84% were floating rate.

As of September 30, 2026, our portfolio was approximately $25.5 billion based on fair market value across 377 portfolio companies and 56 industries. Our portfolio consisted of approximately 99% first lien debt investments and approximately 96% floating rate debt investments based on fair market value. The weighted average earnings before interest, taxes, depreciation and amortization (“EBITDA”) of our directly originated debt investments was $307 million,3 and our portfolio’s overall weighted-average net loan-to-value, weighted average yield at amortized cost, weighted-average net leverage and interest coverage were 42%, 8.80%,4 5.0x, and 2.5x, respectively.5 As of September 30, 2026, there were 10 issuers on non-accrual status, which represented approximately 1.1% and 0.6% of the overall portfolio based on cost and fair market value, respectively.

As of September 30, 2026, the Fund’s net leverage ratio was 0.85x,6 and we had approximately $5.0 billion of excess availability under our secured funding facilities.7

Monthly Supplemental Disclosures

As part of Apollo’s continued commitment to transparency, the Fund will expand its ongoing disclosure via a monthly supplemental data pack. The supplement will include details on the Fund’s holdings as of month-end and aggregate certain key metrics and will generally be posted within 20 business days after each month-end. The supplement will be made available to existing shareholders and may be accessed at http://www.apollo.com/ads-bdc-shareholder.

Select Recent Transaction Highlights

ONEOK, Inc.

In September 2026, Apollo completed a $9 billion equity capital solution with ONEOK, Inc. (“ONEOK” or “OKE”) via a minority investment in a newly formed intermediate holding company with an indirect interest in OKE’s operating business. Apollo structured and led the transaction, which supported repayment of existing indebtedness while also providing financing to support ONEOK’s acquisition of natural gas gathering and processing assets in the Permian. ONEOK has built one of the largest and most diversified midstream platforms in the country, providing essential services and infrastructure to help meet rapidly expanding domestic and international energy demand. This transaction reflects Apollo’s ability to deliver flexible, high-grade capital solutions at scale, structured around ONEOK’s long-term strategic objectives. ADS participated alongside other Apollo-managed funds.

1.

Past performance is not indicative of future results. Total returns for periods greater than one year are annualized. For Class S common shares of beneficial interest (“Class S Common Shares”), excluding maximum upfront placement fees, ADS generated returns of 0.44%, 1.84%, 3.57%, 5.16%, 7.81% and 7.21% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through September 30, 2026 (inception date is February 1, 2022), respectively. For Class S Common Shares, including maximum upfront placement fees, ADS generated returns of -3.06%, -1.70%, -0.04%, 1.50%, 6.54% and 6.39% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through September 30, 2026 (inception date is February 1, 2022), respectively. For Class D common shares of beneficial interest (“Class D Common Shares”), excluding maximum upfront placement fees, ADS generated returns of 0.49%, 1.99%, 4.04%, 5.79%, 8.46% and 10.26% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through September 30, 2026 (inception date is July 1, 2022), respectively. For Class D Common Shares, including maximum upfront placement fees, ADS generated returns of -1.01%, 0.47%, 2.48%, 4.21%, 7.91% and 9.88% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through September 30, 2026 (inception date is July 1, 2022), respectively. Class S Common Shares and Class D Common Shares listed as including the upfront maximum placement fees reflect the returns after the maximum upfront placement fees. No upfront sales load will be paid to the Fund with respect to Class S Common Shares, Class D Common Shares or Class I Common Shares, however, if a shareholder buys Class S Common Shares or Class D Common Shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amounts as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Common Shares and a 3.5% cap on NAV for Class S Common Shares. Class I Common Shares do not have upfront placement fees.

2.

The annualized distribution rate is as of October 20, 2026, and is calculated by multiplying the sum of the month’s stated base distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate, including the distribution declared on October 20, 2026, was 8.22% for Class S Common Shares and 8.83% for Class D Common Shares.

3.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA).

4.	Excludes investments on non-accrual status.

5.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

6.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

7.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01.	Other Events

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund’s Shares as of September 30, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of September 30, 2026
Class I Common Shares	$23.78
Class S Common Shares	$23.78
Class D Common Shares	$23.78

As of September 30, 2026, the Fund’s aggregate NAV was $13.5 billion, the fair value of its investment portfolio was approximately $25.5 billion and it had approximately $12.9 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.96x. The Fund’s net leverage ratio as of September 30, 2026 was approximately 0.85x.1

1.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $10.4 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	192,461,143	$4,720,888,018
Class S Common Shares	126,981,797	$3,118,227,644
Class D Common Shares	1,636,006	$40,138,942
Private Offering:
Class I Common Shares	370,256,351	$9,133,689,419
Class S Common Shares	—	—
Class D Common Shares	—	—

Total Offering and Private Offering *	691,335,296	$17,012,944,024

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: October 20, 2026	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary